UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

Date of Report (Date of earliest event reported): May 26, 2009

CHINA DIGITAL VENTURES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada (State or other jurisdiction of incorporation)	------------- (Commission File Number)	98-0568076 (IRS Employer Identification No.)

26 Floor, 88 Lockhart Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+011 852 6343 7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors, appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 26, 2009, the Board of Directors of China Digital Ventures Corporation (the "Company") appointed Mr. Con Unerkov as Director of the Company. Mr. Unerkov shall also replace Mr. Bing He of his positions of President and Chief Executive Officer of the Company. Mr. He shall remain his positions as Director, Treasurer, and Chief Financial Officer of the Company.

Prior to his appointment, Mr. Unerkov held senior management and consulting roles in a wide range of industries from Telecommunications, Banking and Finance, Transport and Government, and most recently was the Chairman and CEO of various telecommunication companies in Asia. Mr. Unerkov is also chairman and director of China Media Group Corporation (symbol: chmd.ob), a Texas incorporated company that engages in media and advertising businesses in China. Mr. Unerkov is a graduate of the University of South Australia.

There is no family relationship among the directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2009	CHINA DIGITAL VENTURES CORPORATION

By: /s/ Bing He
---------------------------------
Name: Bing He
Title: Director